UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 2, 2006

Date of report (Date of earliest event reported)

Hawkins, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 East Hennepin Ave.
Minneapolis, MN		55413
(Address of principal executive offices)		(Zip Code)

Telephone Number: 612-331-6910

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2006, the Board of Directors (the “Board”) of Hawkins, Inc. (the “Company”) elected James Faulconbridge to the Board and appointed Mr. Faulconbridge to serve on the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2006	HAWKINS, INC.

	By	/s/ John R. Hawkins
John R. Hawkins
Chief Executive Officer